   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 1997
                                                                FILE NO. 0-22799
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 10
                                  GENERAL FORM
                         FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                             BEI TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       94-3274498
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

         ONE POST STREET, SUITE 2500
              SAN FRANCISCO, CA                                    94104
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (415) 956-4477

                               ----------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                     NONE.

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         COMMON STOCK, $0.001 PAR VALUE

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

                             BEI TECHNOLOGIES, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 ITEM                                                  LOCATION IN INFORMATION
 NO.                      CAPTION                             STATEMENT
 ----                     -------                      -----------------------
  1.  Business....................................... "Summary"; "The
                                                       Distribution"; "Risk
                                                       Factors"; "The
                                                       Business"; and
                                                       "Management's Discussion
                                                       and Analysis of
                                                       Financial Condition and
                                                       Results of Operations."
  2.  Financial Information.......................... "Summary"; "The
                                                       Distribution"; "Proforma
                                                       Combined Balance Sheets
                                                       and Statements of
                                                       Operations"; and
                                                       "Management's Discussion
                                                       and Analysis of
                                                       Financial Condition and
                                                       Results of Operations."
  3.  Properties..................................... "The Business--
                                                       Properties."
  4.  Security Ownership of Certain Beneficial Owners
       and Management................................ "The Distribution" and
                                                       "Ownership of
                                                       Technologies Common
                                                       Stock by Certain
                                                       Beneficial Owners and
                                                       Management."
  5.  Directors and Executive Officers............... "Directors and Executive
                                                       Officers of the Company"
                                                       and "Liability and
                                                       Indemnification of
                                                       Officers and Directors."
  6.  Executive Compensation......................... "Compensation of
                                                       Executive Officers."
  7.  Certain Relationships and Related               "Directors and Executive
       Transactions..................................  Officers of the
                                                       Company--Certain
                                                       Relationships."
  8.  Legal Proceedings.............................. "The Business--Legal
                                                       Proceedings."
  9.  Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters........................... "Summary"; "The
                                                       Distribution"; "Risk
                                                       Factors"; "Directors and
                                                       Executive Officers of
                                                       the Company";
                                                       "Description of Capital
                                                       Stock" and "Stockholder
                                                       Rights Plan."
 10.  Recent Sales of Unregistered Securities........ Not Applicable.
 11.  Description of Registrant's Securities
       to be Registered.............................. "The Distribution";
                                                       "Description of Capital
                                                       Stock"; and "Share
                                                       Purchase Rights Plan."
 12.  Indemnification of Directors and Officers...... "Liability and
                                                       Indemnification of
                                                       Directors and Officers."
 13.  Financial Statements and Supplementary Data.... "Summary"; "Pro forma
                                                       Combined Balance Sheets
                                                       and Statements of
                                                       Operations"; and
                                                       "Management's Discussion
                                                       and Analysis of
                                                       Financial Condition and
                                                       Results of Operations."

 ITEM                                                 LOCATION IN INFORMATION
 NO.                     CAPTION                             STATEMENT
 ----                    -------                      -----------------------
 14.  Changes in and Disagreements with Accountants Not Applicable.
       on Accounting and Financial Disclosure......
 15.  Financial Statements and Exhibits............ "Selected Proforma Data";
                                                     "Proforma Combined Balance
                                                     Sheets and Statements of
                                                     Operations"; "Index to
                                                     Financial Statements"; and
                                                     "Index to Exhibits."

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTIONS 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          BEI TECHNOLOGIES, INC.
                                          (Registrant)

                                             /s/ Charles Crocker
                                          By___________________________________
                                          Name: Charles Crocker
                                          Title: President and Chief Executive
                                           Officer

Date: September 11, 1997

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ----------------


                                  EXHIBITS TO
                                    FORM 10
                                  GENERAL FORM
                         FOR REGISTRATION OF SECURITIES
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934


                               ----------------


                             BEI TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  2.1    Form of Distribution Agreement between BEI Electronics,
          Inc. and BEI Technologies, Inc.
  2.2    Form of Corporate Services Agreement between BEI
          Technologies, Inc. and BEI Electronics, Inc.
  2.3    Form of Tax Allocation and Indemnity Agreement between
          BEI Electronics, Inc. and BEI Technologies, Inc.
  2.4    Form of Assumption of Liabilities and Indemnity
          Agreement between BEI Electronics, Inc. and BEI
          Technologies, Inc.
  2.5    Form of Technology Transfer and License Agreement by
          and between BEI Electronics, Inc. and BEI
          Technologies, Inc.
  2.6    Form of Trademark Assignment and Consent Agreement by
          and between BEI Electronics, Inc. and BEI
          Technologies, Inc.
  2.7    Form of Agreement Regarding Certain Representations and
          Covenants by and between BEI Electronics, Inc. and BEI
          Technologies, Inc.
  3.1**  Certificate of Incorporation of BEI Technologies, Inc.
  3.2**  Bylaws of BEI Technologies, Inc.
  4.1    Specimen Common Share certificate
  4.2**  Certificate of Incorporation of BEI Technologies, Inc.
          (filed as Exhibit 3.1 hereto)
  4.3**  Bylaws of BEI Technologies, Inc. (filed as Exhibit 3.2 hereto)
 10.1    Form of Registrant's 1997 Equity Incentive Plan and
          forms of related agreements.
 10.2    Form of Executive Change in Control Benefits Agreement
          between BEI Technologies, Inc. and Certain Named
          Executive Officers
 10.3*   Assumption Agreement--Series A and Series B Senior
          Notes
 10.4*   CIBC Agreement
 11.1    Statement regarding Computation of Per Share Earnings
 21.1**  List of Subsidiaries of BEI Technologies, Inc.
 27.1    Combined Balance Sheet and Statement of Operations for
          the nine months ended
          June 28, 1997
 27.2    Combined Statement of Operations for the nine months
          ended June 29, 1996
 99.1    BEI Technologies, Inc. Information Statement dated ,
          1997
 99.2*   Rights Agreement dated as of , 1997 among BEI
          Technologies, Inc. and ChaseMellon Shareholder
          Services, L.L.C.
 99.3*   Registrant's Certificate of Designation of Series A
          Junior Participating Preferred Stock
 99.4*   Form of Rights Certificate

--------
*  To be filed by amendment
** Previously filed